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                                                                    EXHIBIT 99.1




                         Report of Independent Auditors



Partners
AIMCO Properties, L.P.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses of the Dreyfuss Apartment Communities (the "Communities") as described in Note 1 for the year ended December 31, 1998. This Combined Historical Summary is the responsibility of the Communities' management. Our responsibility is to express an opinion on this Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The Combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P., as described in Note 1, and is not intended to be a complete presentation of the income and expenses of the Communities.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses of the Dreyfuss Apartment Communities, as described in Note 1, for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.


                                                          /s/ ERNST & YOUNG LLP

Denver, Colorado
October 8, 1999


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                         Dreyfuss Apartment Communities

                         Combined Historical Summary of
                   Gross Income and Direct Operating Expenses



                                                                             NINE MONTHS
                                                            YEAR ENDED          ENDED
                                                           DECEMBER 31,     SEPTEMBER 30,
                                                               1998              1999
                                                          -------------     -------------
                                                                              (unaudited)
GROSS INCOME
Rental income                                             $  17,157,910     $  13,458,968
Other income                                                    456,564           336,807
                                                          -------------     -------------
   Total gross income                                        17,614,474        13,795,775

DIRECT OPERATING EXPENSES
Repairs and maintenance                                       1,458,278         1,055,680
Utilities and other property operating                        1,583,070         1,244,916
General and administrative                                    2,720,227         1,989,925
Real estate taxes                                             1,151,069           960,736
Management fees                                                 724,115           576,577
                                                          -------------     -------------
   Total direct operating expenses                            7,636,759         5,827,834
                                                          -------------     -------------

Excess of gross income over direct operating expenses     $   9,977,715     $   7,967,941
                                                          =============     =============


See accompanying notes.


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                         Dreyfuss Apartment Communities

              Notes to Combined Historical Summary of Gross Income
                          and Direct Operating Expenses

                        Year Ended December 31, 1998 and
                Nine Months Ended September 30, 1999 (unaudited)



1.   ORGANIZATION AND BASIS OF PRESENTATION

The Dreyfuss Apartment Communities (the "Communities") include nine separate residential apartment communities located in Virginia and Maryland. The Communities, which are under common management and control, are as follows:



              COMMUNITY                    LOCATION                    NUMBER OF
              ---------                    --------                      UNITS
                                                                         -----
           Bradford Place                Suitland, MD                     214
           Burgundy Park                 Forestville, MD                  108
           Hunters Crossing              Leesburg, VA                     164
           Key Towers                    Alexandria, VA                   142
           Maple Bay                     Virginia Beach, VA               414
           Merrill House                 Falls Church, VA                 160
           Parker House                  Hyattsville, MD                  296
           Rosecroft Mews                Ft. Washington, MD               303
           Tor                           Columbia, MD                     324

                                                                       ------

           Total                                                        2,125
                                                                       ======

In August 1999, AIMCO Properties, L.P., entered into an agreement to acquire the Dreyfuss Apartment Communities.

The accompanying Combined Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of AIMCO Properties, L.P. The Combined Historical Summary is not intended to be a complete presentation of income and expenses of the Communities for the year ended December 31, 1998 and the nine months ended September 30, 1999, as certain costs such as depreciation, amortization, interest, and other debt service costs have been excluded. These costs are not considered to be direct operating expenses.


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2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Combined Historical Summary in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts included in the Combined Historical Summary and accompanying notes thereto. Actual results could differ from those estimates.

REVENUE RECOGNITION

Rental income attributable to residential leases is recorded when due from residents. Leases are for periods of up to one year, with rental payments due monthly.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying interim unaudited Combined Historical Summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and was prepared on the same basis as the Combined Historical Summary for the year ended December 31, 1998. In the opinion of management of the Communities, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for this interim period have been made. The excess of combined gross income over direct operating expenses for such interim period is not necessarily indicative of the excess of gross income over direct operating expenses for the full year.

3.   TRANSACTIONS WITH AFFILIATES

Dreyfuss Brothers Inc. and Dreyfuss Management Services, Inc., affiliates, receive management fees relating to the Communities. The management fee ranges from 3.5% to 5.0% of gross annual cash receipts.



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